UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 7, 2006

Date of Report (date of earliest event reported)

CIPHERGEN BIOSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31617	33-059-5156
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6611 Dumbarton Circle
Fremont, CA 94555

(Address of principal executive offices)

(510) 505-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 7, 2006, on the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Ciphergen Biosystems, Inc. (the “Company”), the Board took the following actions with respect to executive compensation. First, the Board adopted a retention bonus plan (the “Bonus Plan”) pursuant to which the following executive officers will receive a cash bonus of $50,000: James P. Merryweather, Ph.D., Executive Vice President, Sales and Marketing and William C. Sullivan, Vice President, Operations. The Bonus Plan provides that one-twelfth of the total amount of each bonus issued thereunder will vest on July 7, 2006, with the remainder vesting at a rate of one-twelfth of the total amount per month on each monthly anniversary thereafter. Unless a recipient is terminated without cause, any unvested portion of a bonus will be repayable in full to the Company should any of the aforementioned officers no longer be employed by the Company. Additionally, the Board approved an increase in the annual salary of William C. Sullivan from $197,600 to $218,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIPHERGEN BIOSYSTEMS, INC.
(Registrant)

Date: June 13, 2006	By:	/s/ GAIL S. PAGE
Gail S. Page
President and Chief Executive Officer